                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

----------------------------------------------------------------------------------------------
                                                 Three months ended      Nine months ended
                                                    September 30,          September 30,
                                                --------------------  ------------------------
(in millions, except per share amounts)            1998       1997        1998      1997
----------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Earnings available for common stock              $    210   $   257    $    523   $   622
                                                ========== ========== ========== ==========
Average common shares outstanding                     382       414         382       407
                                                ========== ========== ========== ==========
Basic EPS                                        $   0.55   $  0.62    $   1.37   $  1.53
                                                ========== ========== ========== ==========

DILUTED EPS (1)

Earnings available for common stock              $    210   $   257    $    523   $   622
                                                ========== ========== ========== ==========
Average common shares outstanding                     382       414         382       407
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)               1         -           1         -
                                                ---------- ---------- ---------- ----------
Average common shares outstanding as
  adjusted                                            383       414         383       407
                                                ========== ========== ========== ==========
Diluted EPS                                      $   0.55   $  0.62    $   1.37   $  1.53
                                                ========== ========== ========== ==========


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
(1)  This presentation is submitted in accordance with Statement of Financial Accounting
  Standards No. 128.
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